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                                                                   EXHIBIT 10.21



Date:     December 3, 1997

To:       CIC Person in Schaumburg (BN)

From:     Ricci Gardner

Subject:  Change in Control


     Burlington Northern Santa Fe Corporation (the "Company") is willing to offer you the opportunity to extend the date by which you may receive benefits as described in your Burlington Northern Letter Agreement dated February 9, 1990, as amended, between you and Burlington Northern, Inc. ("Letter Agreement"), and which was assumed by the Company on September 22, 1995.

     Notwithstanding any provision of the Burlington Northern Santa Fe Employee Retention Agreements adopted January 16, 1997 to the contrary, and in consideration of your continued employment, the Company is agreeable to extending the date so that benefits of the Letter Agreement would be available to you to the earlier of June 30, 2001, or the date upon which your position is relocated to Fort Worth, Texas; provided however, the benefits set forth in
Section 5 (iii) (b) of the Letter Agreement shall not exceed two (2) times your Base Compensation in effect as of the Date of Termination. During this period, the benefits of the Letter Agreement would be available if you satisfy the conditions of a termination for Good Reason under the Letter Agreement (other than Good Reason relating to the relocation of the Company's headquarters to Fort Worth, Texas), if you are relocated to Fort Worth or by the Company's termination of your employment for reasons other than for cause. This supplement to your Letter Agreement will expire the earlier of June 30, 2001, or upon the relocation of your position to Fort Worth, Texas.

     By signing below, you are accepting the terms and conditions of this supplement to your Letter Agreement, which extends the date of any right to receive benefits you may have until June 30, 2001, or until relocation of your position to Fort Worth, Texas.


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Signature                                       Date


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